Exhibit 5.1

LAW OFFICES OF

FISHER THURBER LLP

A Limited Liability Partnership Including Professional Corporations

Of Counsel	4225 Executive Square
F. Marshall Thurber	Suite 1600	Telephone (858) 535-9400
F. Kevin Loughran	La Jolla, California 92037-1483	Fax (858) 535-1616

December 7, 2007

Board of Directors

Cardium Therapeutics, Inc.

3611 Valley Centre Drive, Suite 525

San Diego, CA 92130

Re:	Registration Statement on Form S-3
Cardium Therapeutics, Inc.
Our File No. 1417.05

Gentlemen:

We have acted as counsel to Cardium Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(a)	shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which may include shares of Common Stock issuable upon the conversion or exercise of the other Securities included in the Registration Statement;

(b)	preferred stock, par value $0.0001 per share (the “Preferred Stock”);

(c)	debt securities (the “Debt Securities”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof;

(d)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof; and

(e)	units comprised of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants in any combination (the “Units”), the terms of which will be determined by the Board of Directors of the Company prior to the issuance thereof.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered will be $50,000,000.

In connection with this opinion, we have examined and relied upon the Company’s Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws and such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below (individually, a “Document” and, collectively with the Registration Statement, the “Documents”). We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents and all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Board of Directors

Cardium Therapeutics, Inc.

December 7, 2007

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Common Stock or Warrants, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(iii) the effect of judicial decisions that may permit the introduction of extrinsic evidence to supplement the terms of the Securities or to aid in the interpretation of the Securities;

(iv) we express no opinion as to the enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(v) we express no opinion as to the enforceability of provisions of the Securities that impose, or that are construed as effectively imposing, penalties;

(vi) the enforceability of provisions of the Securities that purport to establish evidentiary standards or make determinations conclusive;

(vii) we express no opinion as to the enforceability of any choice of law provisions contained in the Securities or the enforceability of any provisions that purport to establish a particular court as the forum for adjudication of any controversy relating to the Securities or that purport to cause any party to waive or alter any right to a trial by jury or that waive objection to jurisdiction;

(viii) except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

(ix) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based upon the foregoing, and subject to the further assumptions and qualifications below, it is our opinion that:

1. When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the shares of Common Stock with consideration so fixed have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such shares of Common Stock (including any shares of Common Stock to be issued by the Company upon the conversion or exercise of other Securities issued by the Company pursuant to the Registration Statement) will be validly issued, fully paid and non-assessable.

2. When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance of shares of such series of Preferred

Board of Directors

Cardium Therapeutics, Inc.

December 7, 2007

Stock and fix or otherwise determine the consideration to be received for such shares, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) the shares of Preferred Stock with terms so fixed have been duly issued and sold by the Company against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Debt Securities, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Warrants, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Warrants have been duly executed and authenticated in accordance with any applicable warrant agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When, as and if: (i) the Registration Statement has become effective under the Act, (ii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any Units, (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (iv) such Units have been duly executed and authenticated in accordance with any applicable unit agreement and have been duly issued and sold in accordance with such corporate action and as contemplated in the Registration Statement, the Prospectus contained therein and any related Prospectus Supplement, then, upon the happening of such events, such Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

In rendering the opinions expressed above, we have further assumed that (i) the terms of all Securities will conform to the forms thereof, as applicable, and the terms of all Securities will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (iii) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and

Board of Directors

Cardium Therapeutics, Inc.

December 7, 2007

(iv) in the case of the Common Stock, a sufficient number of shares will be authorized and available for issuance and the consideration therefor will not be less than the par value of the shares of the Common Stock.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

We express no opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the references to this firm in the “Legal Matters” section of the Registration Statement. We further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,

Fisher Thurber LLP

By:	/s/ DAVID A FISHER
David A. Fisher